Exhibit 99.1

Date: February 3, 2016

Spectra Energy Partners Reports Fourth Quarter and

Year-End 2015 Results

2015 Year-End Highlights:

•	2015 distributable cash flow in excess of $1.2 billion; strong distribution coverage ratio of 1.2x, exceeding forecast of 1.1x

•	Natural gas expansion projects and crude transportation pipelines drove 2015 ongoing EBITDA growth of 14.7%

•	33rd consecutive quarterly cash distribution increase

•	Approximately $700 million in growth projects placed into service

HOUSTON – Spectra Energy Partners, LP (NYSE: SEP) today reported fourth quarter 2015 distributable cash flow (DCF) of $260 million, compared with $245 million in the prior-year quarter. For the year, DCF was $1.21 billion, up $150 million from $1.06 billion in 2014. Distributions per limited partner unit for 2015 were $2.43, compared with $2.245 per limited partner unit in 2014.

“Spectra Energy Partners once again delivered strong quarterly performance, capping off an outstanding year of higher cash flows and increased earnings. Our 2015 results reinforce the strength of our business – one which has no direct commodity exposure and little volume exposure,” said Greg Ebel, chief executive officer, Spectra Energy Partners. “The strength of our fee-based model, high credit-quality customers, and the new projects we placed into service on time or early in 2015, continue to drive steady distribution growth, creating value for our investors now and into the future.”

For the quarter, earnings before interest, taxes, depreciation and amortization (EBITDA) were $457 million, compared with $424 million in the prior-year quarter. For the year, reported EBITDA was $1.82 billion, up from $1.59 billion in 2014. Ongoing EBITDA for 2015 was $1.83 billion, compared with $1.59 billion in 2014.

In fourth quarter 2015, reported and ongoing net income from controlling interests were $304 million and $305 million, respectively, compared with $283 million in fourth quarter 2014. For the year, reported and ongoing net income from controlling interests were $1.23 billion and $1.24 billion, respectively, compared with $1.0 billion in 2014.

SEGMENT RESULTS

U. S. Transmission

U.S. Transmission reported fourth quarter 2015 EBITDA of $413 million, compared with $369 million in fourth quarter 2014. These results reflect increased earnings in our natural gas transmission business from expansion projects.

Year-end 2015 ongoing EBITDA for U.S. Transmission was $1.61 billion, compared with $1.42 billion in 2014. The 2015 period excludes a special item of $9 million related to a non-cash impairment of the Ozark Gas Gathering asset.

Liquids

Liquids reported fourth quarter 2015 EBITDA of $62 million, compared with $71 million in fourth quarter 2014. The decrease is attributable to lower equity earnings from Sand Hills and Southern Hills natural gas liquids (NGL) pipelines, which the company owned for approximately one month of the quarter.

Year-end 2015 EBITDA for Liquids was $283 million, compared with $240 million in 2014.

Other

“Other” reported net expenses of $18 million and $16 million in fourth quarters 2015 and 2014, respectively.

Year-end 2015 net expenses were $66 million, compared with $64 million in 2014.

ADDITIONAL FINANCIAL INFORMATION

Interest Expense

Interest expense was $60 million in fourth quarter 2015, compared with $55 million in fourth quarter 2014, driven by higher average long term debt balances, partially offset by higher capitalized interest.

Liquidity and Capital Expenditures

Total debt outstanding at Spectra Energy Partners as of December 31, 2015, was $6.6 billion. At the end of the quarter there was available liquidity of $1.7 billion. Spectra Energy Partners’ capital expansion program continues to be funded through a combination of debt and equity. Total capital and investment spending for the quarter was $755 million, excluding contributions from noncontrolling interests. The spending consisted of $655 million of growth capital expenditures and $100 million of maintenance capital expenditures.

For the year, total capital and investment spending was approximately $2 billion, excluding contributions from noncontrolling interests, and consisted of about $1.7 billion of growth capital expenditures and about $310 million of maintenance capital expenditures.

In 2015, Spectra Energy Partners received net proceeds of approximately $550 million through its “At the Market” (ATM) equity issuance program, with nearly $200 million raised in the fourth quarter.

EXPANSION PROJECT UPDATES

Spectra Energy Partners has advanced numerous projects across the system. The company filed Federal Energy Regulatory Commission (FERC) certificate applications in the quarter for the Atlantic Bridge, Access South, Adair Southwest, and Lebanon Extension projects.

The NEXUS project, which is supported by local distribution companies (LDCs) as well as Marcellus and Utica producers, also filed its application with FERC, and reached another regulatory milestone in the quarter with the receipt of Ontario Energy Board (OEB) approval for the Canadian utility shippers. The joint venture with DTE will allow customers to move up to 1.5 billion cubic feet per day (Bcf/d) through Ohio and Michigan markets to the Dawn Hub, which is the second largest physically traded gas hub in North America and is owned and operated by Union Gas. NEXUS has secured additional connections with four natural gas distribution companies in Ohio, including the two largest in the state, two natural gas-fired power plants, and three industrial parks, demonstrating the value of the project path connecting to the largest natural gas supply source in North America. These connections could add incremental load across northern Ohio of up to 1.4 Bcf/d. NEXUS is on target for a November 2017 in-service date.

The AIM project, supported by New England LDCs, has made significant construction progress and is well on the way to its planned in-service date in the second half of 2016. A number of other projects are on track to meet their respective in-service dates, including the Sabal Trail, Ozark, Salem Lateral, Gulf Markets, Loudon Expansion, TEAL, and PennEast projects.

In the liquids business, the Express Enhancement project is supported by long-term contracts and is on schedule for completion by the end of 2016. The strong response to this system optimization project demonstrates that the Express pipeline’s incumbent position is a substantial advantage in responding quickly to market demand.

Access Northeast is focused on the New England electric power market and saving consumers money while improving the reliability of the region’s energy system. This solution maximizes existing infrastructure corridors, by utilizing the Algonquin and Maritimes & Northeast pipelines, which directly connect to more than 60 percent of the

ISO-New England power plants. In addition, the four new natural gas-fired electric generation plants that have cleared the 2017 and 2018 ISO-NE forward capacity auctions will be located on the Algonquin pipeline, further demonstrating the company’s very strong position in New England.

Access Northeast will carry natural gas from the least expensive supply areas, via multiple optional paths, directly to the majority of the power plants in New England. It will cost-effectively deliver supply when power generators need it, with new tariff services to handle the peak hour, quick start, and seasonal needs.

Access Northeast submitted its FERC pre-file application during the quarter and has recently executed electric distribution contracts in Massachusetts equaling more than 40 percent of the 0.9 Bcf/d capacity designed for generators. Progress is being made in other states, and Access Northeast anticipates state approvals for contracts later this year. The project continues to advance toward a late 2018 initial in-service date.

ADDITIONAL INFORMATION

Additional information about fourth quarter 2015 earnings can be obtained via the Spectra Energy Partners website: www.spectraenergypartners.com.

The analyst call, held jointly with Spectra Energy, is scheduled for today, Wednesday, February 3, 2016, at 8 a.m. CT. The webcast will be available via the Investors sections of the Spectra Energy and Spectra Energy Partners websites. The conference call can be accessed by dialing (888) 252-3715 in the U.S. or Canada, or (706) 634-8942 internationally. The conference ID is 89326071 or “Spectra Energy / Spectra Energy Partners Earnings Call.”

A replay of the call will be available until 5 p.m. CT on Tuesday, May 3, 2016, by dialing (800) 585-8367 in the U.S. or Canada, or (404) 537-3406 internationally, and using the above conference ID. A replay and transcript also will be available via the Investors sections of the Spectra Energy and Spectra Energy Partners websites.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests as a measure to evaluate operations of the partnership. This measure is a non-GAAP financial measure as it represents net income from controlling interests, excluding special items. Special items represent certain charges and credits which we believe will not be recurring on a regular basis. We believe that the presentation of ongoing net income from controlling interests provides useful information to investors, as it allows investors to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measure for ongoing net income from controlling interests is reported net income from controlling interests.

We use earnings from continuing operations before interest, income taxes, and depreciation and amortization (EBITDA) and ongoing EBITDA, non-GAAP financial measures, as performance measures for Spectra Energy Partners, LP. Ongoing EBITDA represents EBITDA excluding special items. We believe that the presentation of EBITDA and ongoing EBITDA provides useful information to investors, as it allows investors to more accurately compare Spectra Energy Partners, LP’s performance across periods. The most directly comparable GAAP measure for EBITDA and ongoing EBITDA for Spectra Energy Partners, LP is net income.

The primary performance measure used by us to evaluate segment performance is segment EBITDA. We consider segment EBITDA, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our segments’ operations before depreciation and amortization without regard to financing methods or capital structures. Our segment EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA in the same manner.

We also use ongoing segment EBITDA as a measure of performance. Ongoing segment EBITDA is a non-GAAP financial measure, as it represents reported segment

EBITDA excluding special items. We believe that the presentation of ongoing segment EBITDA provides useful information to investors, as it allows investors to more accurately compare a segment’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment EBITDA is reported segment EBITDA.

We have also presented Distributable Cash Flow (DCF), which is a non-GAAP financial measure. We believe that the presentation of DCF provides useful information to investors, as it represents the cash generation capabilities of the partnership to support distribution growth. The most directly comparable GAAP measure for DCF is net income. We also use DCF coverage, which is a non-GAAP financial measure, as it represents DCF divided by distributions declared on partnership units. The most directly comparable GAAP measure for DCF coverage is reported Earnings-Per-Unit (EPU).

The non-GAAP financial measures presented in this press release should not be considered in isolation or as an alternative to financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships because other partnerships may not calculate these measures in the same manner.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2014 Form 10-K, filed on February 27, 2015, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE). SEP is one of the largest pipeline MLPs in the United States and connects growing supply areas to high-demand markets for natural gas and crude oil. These assets include more than 15,000 miles of transmission and gathering pipelines, approximately 170 billion cubic feet of natural gas storage, and approximately 4.8 million barrels of crude oil storage.

Media:	Phil West
(713) 627-4964
(713) 627-4747 (24-hour media line)

Analysts and Investors:	Roni Cappadonna
(713) 627-4778

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Spectra Energy Partners, LP

Quarterly Highlights

December 2015

(Unaudited)

(In millions, except per-unit amounts)

These results include the impact of special items

	Quarters Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
INCOME
Operating Revenues	$634	$599	$2,455	$2,269
Total Reportable Segment EBITDA	475	440	1,882	1,655
Net Income - Controlling Interests	304	283	1,225	1,004

EBITDA BY BUSINESS SEGMENT
U.S. Transmission	$413	$369	$1,599	$1,415
Liquids	62	71	283	240

Total Reportable Segment EBITDA	475	440	1,882	1,655
Other EBITDA	(18)	(16)	(66)	(64)

Total Reportable Segment and Other EBITDA	$457	$424	$1,816	$1,591

PARTNERS’ CAPITAL
Declared Cash Distribution per Limited Partner Unit	$0.63875	$0.58875	$2.4800	$2.2875
Weighted Average Units Outstanding
Limited Partner Units	290	293	296	288
General Partner Units	6	6	6	6

DISTRIBUTABLE CASH FLOW
Distributable Cash Flow	$260	$245	$1,205	$1,055
Coverage Ratio			1.2X	1.3X

CAPITAL AND INVESTMENT EXPENDITURES (a)
Capital expenditures - U.S. Transmission			$1,857	$1,063
Capital expenditures - Liquids			26	18
Investment expenditures - Sand Hills/Southern Hills/SESH/Penn East/Nexus			124	160

Total			$2,007	$1,241

U.S. TRANSMISSION
Operating Revenues	$541	$508	$2,087	$1,939
Operating Expenses
Operating, Maintenance and Other	184	177	680	647
Other Income and Expenses	56	38	192	123

EBITDA	$413	$369	$1,599	$1,415

LIQUIDS
Operating Revenues	$93	$91	$368	$330
Operating Expenses
Operating, Maintenance and Other	36	35	141	134
Other Income and Expenses	5	15	56	44

EBITDA	$62	$71	$283	$240

Express Pipeline Revenue Receipts, MBbl/d (b)	239	240	239	223
Platte PADD II Deliveries, MBbl/d	140	168	162	170
Canadian Dollar Exchange Rate, Average	1.34	1.14	1.28	1.10

			December 31, 2015	December 31, 2014

Debt			$6,604	$6,077

Actual Units Outstanding			291	301

(a)	Excludes contributions received from noncontrolling interests of $216 million in 2015 and $53 million in 2014. 2014 period includes an investment in SESH of $94 million, used by SESH to retire debt.
(b)	Thousand barrels per day.

Spectra Energy Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

These results include the impact of special items

	Quarters Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Operating Revenues	$634	$599	$2,455	$2,269

Operating Expenses	313	300	1,182	1,133

Operating Income	321	299	1,273	1,136

Other Income and Expenses	60	52	243	164
Interest Expense	60	55	239	238

Earnings Before Income Taxes	321	296	1,277	1,062
Income Tax Expense	4	6	12	35

Net Income	317	290	1,265	1,027
Net Income - Noncontrolling Interests	13	7	40	23

Net Income - Controlling Interests	$304	$283	$1,225	$1,004

Spectra Energy Partners, LP

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31, 2015	December 31, 2014 (a)

ASSETS
Current Assets	$544	$555
Investments and Other Assets	4,180	4,841
Net Property, Plant and Equipment	13,837	12,135
Regulatory Assets and Deferred Debits	290	247

Total Assets	$18,851	$17,778

LIABILITIES AND EQUITY
Current Liabilities	$1,471	$1,482
Long-term Debt	5,845	5,134
Deferred Credits and Other Liabilities	189	156
Equity	11,346	11,006

Total Liabilities and Equity	$18,851	$17,778

(a)	The debt issuance costs of $15 million previously reported in Regulatory Assets and Deferred Credits at December 31, 2014 was retrospectively reclassified as a reduction to Long-term Debt at that date, as a result of the adoption of a new accounting standard.

Spectra Energy Partners, LP

Distributable Cash Flow

(Unaudited)

(in millions)

	Quarters Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net Income	$317	$290	$1,265	$1,027
Add:
Interest expense	60	55	239	238
Income tax expense	4	6	12	35
Depreciation and amortization	75	72	295	288
Foreign currency loss	1	1	6	3
Less:

Third party interest income	—	—	1	—

EBITDA	457	424	1,816	1,591

Add:
Earnings from equity investments	(33)	(40)	(167)	(133)
Distributions from equity investments (a)	24	45	207	165
Non-cash impairment on Ozark Gas Gathering	—	—	9	—
Other	4	(2)	12	8

Less:
Interest expense	60	55	239	238
Equity AFUDC	26	13	76	33
Net cash paid for income taxes	4	1	12	6
Distributions to non-controlling interests	8	7	31	29
Maintenance capital expenditures	94	106	314	270

Total Distributable Cash Flow	$260	$245	$1,205	$1,055

Distributions			$976	$845
Coverage Ratio			1.2x	1.2x

(a)	Excludes $403 million and $129 million of distributions from equity affiliates for the twelve month period ended December 31, 2015 and 2014, respectively.

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

December 2015 Quarter-to-date

(Unaudited)

(In millions)

	Reported Earnings	Special Items		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION

U.S. Transmission	$413	$—		$413
Liquids	62	—		62

Total Reportable Segment EBITDA	475	—		475

Other	(18)	—		(18)

Total Reportable Segment and other EBITDA	$457	$—		$457

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$457	$—		$457
Depreciation and Amortization	(75)	—		(75)
Interest Expense	(60)	1	A	(59)
Other Income and Expenses	(1)	—		(1)
Income Tax Expense	(4)	—		(4)

Total Net Income	317	1		318

Total Net Income - Noncontrolling Interests	(13)	—		(13)

Total Net Income - Controlling Interests	$304	$1		$305

A - Net write-off of regulatory assets and liabilities at Ozark Gas Transmission due to discontinuance of regulatory accounting.

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

December 2015 Year-to-date

(Unaudited)

(In millions)

	Reported Earnings	Special Items		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION

U.S. Transmission	$1,599	$9	A	$1,608
Liquids	283	—		283

Total Reportable Segment EBITDA	1,882	9		1,891

Other	(66)	—		(66)

Total Reportable Segment and other EBITDA	$1,816	$9		$1,825

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$1,816	$9		$1,825
Depreciation and Amortization	(295)	—		(295)
Interest Expense	(239)	1	B	(238)
Other Income and Expenses	(5)	—		(5)
Income Tax Expense	(12)	—		(12)

Total Net Income	1,265	10		1,275

Total Net Income - Noncontrolling Interests	(40)	—		(40)

Total Net Income - Controlling Interests	$1,225	$10		$1,235

A - Asset impairment at Ozark Gas Gathering.

B - Net write-off of regulatory assets and liabilities at Ozark Gas Transmission due to discontinuance of regulatory accounting.

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

December 2014 Quarter-to-date

(Unaudited)

(In millions)

Reported/ Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION

U.S. Transmission	$369
Liquids	71

Total Reportable Segment EBITDA	440

Other	(16)

Total Reportable Segment and other EBITDA	$424

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$424
Depreciation and Amortization	(72)
Interest Expense	(55)
Other Income and Expenses	(1)
Income Tax Expense	(6)

Total Net Income	290

Total Net Income - Noncontrolling Interests	(7)

Total Net Income - Controlling Interests	$283

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

December 2014 Year-to-date

(Unaudited)

(In millions)

	Reported Earnings	Special Items		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION

U.S. Transmission	$1,415	$—		$1,415
Liquids	240	—		240

Total Reportable Segment EBITDA	1,655	—		1,655

Other	(64)	—		(64)

Total Reportable Segment and other EBITDA	$1,591	$—		$1,591

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$1,591	$—		$1,591
Depreciation and Amortization	(288)	—		(288)
Interest Expense	(238)	—		(238)
Other Income and Expenses	(3)	—		(3)
Income Tax Expense	(35)	23	A	(12)

Total Net Income	1,027	23		1,050

Total Net Income - Noncontrolling Interests	(23)	—		(23)

Total Net Income - Controlling Interests	$1,004	$23		$1,027

A - Adjustment of federal income tax liabilities related to the dropdown.